UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E Rio Salado Parkway, Suite 130 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2025, Ivanhoe Electric Inc.’s (the “Company”) publicly listed and 62.5% owned subsidiary, Cordoba Minerals Corp. (“Cordoba”), and Cordoba Minerals Holdings Ltd., an indirect subsidiary of Cordoba (“Cordoba Barbados”, and together with Cordoba, the “Cordoba Parties”), made an offer to JCHX Mining Management Co., Ltd. (“JCHX”), Veritas Resources AG, a wholly-owned subsidiary of JCHX (“Buyer”), Naipu Mining Machinery, (“Naipu”), PIA Global Limited, and Hong Kong Zhongan Industry Development Co., Limited (collectively, the “JCHX Parties”), which those parties accepted (together, the “Agreement”) for the Cordoba Parties to sell to the JCHX Parties certain assets indirectly constituting the Cordoba Parties’ remaining 50% interest in the Alacrán copper-gold-silver deposit located in the municipality of Puerto Libertador, Department of Córdoba, Colombia (the “Alacran Copper Project”), related exploration properties, and certain intercompany receivables, for consideration of up to $128 million, consisting of:

•	$88 million in cash on closing (the “Closing Payment”);
•	$12 million in a deferred payment, to be paid within fifteen business days after the earlier of the commencement of commercial production as defined in the Agreement, or the third anniversary of the closing date; and
•	a contingent payment if the average daily London Metal Exchange spot copper price during the first twelve months of commercial production is greater than $12,000 per tonne, consisting of $8 million if the price is between $12,000 and $13,000 per tonne, and $28 million if the price is over $13,000 per tonne.

The Buyer shall use commercially reasonable efforts to achieve commercial production within 36 months after the closing date. Cordoba shall use commercially reasonable efforts to distribute to its shareholders the net proceeds from the Closing Payment after satisfying all liabilities and obligations, such that $5 million will remain in Cordoba, subject to any required approvals, within six months following the closing date.

JCHX acquired its first 50% of the Alacran Copper Project in May 2023.

Pursuant to the Agreement, the Buyer shall provide funding to the Alacran Copper Project in accordance with the budget previously approved by the Cordoba board of directors from the date of the Agreement until close of the sale or the earlier of (i) termination of the Agreement or (ii) September 30, 2025. The agreement also calls for certain corporate restructuring steps prior to close intended to facilitate the transfer of ownership of the Alacran Copper Project and conveyance of certain accounts receivables of Cordoba Barbados.

On the date of the Agreement, the parties entered into an amendment to that certain framework agreement among Cordoba, Minerales Cordoba S.A.S., Exploradora Córdoba S.A.S., CMH Colombia S.A.S., JCHX and Intera Mining Investment Limited dated December 8, 2022, as assigned from Intera Mining Investment Limited to Iniview Mining Investment Limited pursuant to a deed of assignment and adherence dated May 4, 2023.

The closing of the sale is subject to the Environmental Impact Assessment for the Alacran Copper Project being approved by the Autoridad Nacional de Licencias Ambientales (the environmental regulator in Colombia), as well as customary conditions, including, without limitation, the entering into of certain ancillary agreements, conditional approval of the TSX Venture Exchange (“TSXV”), Cordoba shareholder approval by 2/3rds of those shareholders that vote at a special meeting of shareholders, submission of a simple notice proceeding of transactions contemplated by the Agreement with the Superintendence of Industry and Commerce, Colombia (“SIC”) in accordance with the applicable laws of Columbia and either an acknowledgment of receipt of simple notice proceeding of the transactions contemplated by the Agreement shall have been issued by the SIC without objection or ten business days have elapsed since the notice was delivered to the SIC and no formal response has been received from the SIC in such time, approval of or filing with the National Development and Reform Commission of the People’s Republic of China (“PRC”) and Ministry of Commerce of the PRC, and registration with the State Administration of Foreign Exchange.

Customary provisions related to non-solicitation, non-competition, confidentiality, representations, warranties and covenants, as well as termination, dispute resolution and indemnification are detailed in the Agreement. Either the Cordoba Parties or the JCHX Parties may terminate the Agreement if the closing has not occurred by December 31, 2025.

The description of the Agreement above is not intended to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release dated May 8, 2025, relating to the announcement of the execution of the Agreement, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1##^	Commercial Sale Offer and related Purchase Order dated May 8, 2025
99.1	Press Release dated May 8, 2025
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

## Certain schedules or portions thereof are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide on a supplemental basis a copy of any omitted schedule to the U.S. Securities and Exchange Commission or its staff upon request.

^ Certain schedules or portions thereof are omitted pursuant to Item 601(a)(6) of Regulation S-K. The Company agrees to provide on a supplemental basis a copy of any omitted schedule or portion to the U.S. Securities and Exchange Commission or its staff upon request.

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty, including statements regarding the proposed sale of the Alacran Copper Project along with the related covenants, closing conditions and the other matters contemplated by the Agreement. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “could,” “should,” “would,” “achieve,” “budget,” “scheduled,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our industry. Forward-looking statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Therefore, actual future events or results may differ materially from these statements. We believe that the factors that could cause our actual results to differ materially from those expressed or implied by forward-looking statements include the following: we and JCHX may not successfully obtain all necessary regulatory and third party approvals and satisfy other applicable conditions to the transactions contemplated herein; the transaction may not close on the timeline anticipated, or at all; we and Cordoba may not receive all of the payments called for by the Agreement; and such payments may not be applied in the manner currently anticipated; our mineral projects are all at the exploration stage with no certainty of advancing to further stages of development; we have no mineral reserves, other than at the Alacran project; we have a limited operating history on which to base an evaluation of our business and prospects; we depend on our material projects for our future operations; our mineral resource calculations at the Santa Cruz Project are only estimates; actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated; the title to some of the mineral properties may be uncertain or defective; our business is subject to changes in the prices of copper, gold, silver, nickel, cobalt, vanadium and platinum group metals; we have claims and legal proceedings against one of our subsidiaries; our business is subject to significant risk and hazards associated with exploration activities, mine development, construction and future mining operations; we may fail to identify attractive acquisition candidates or joint ventures with strategic partners or be unable to successfully integrate acquired mineral properties or successfully manage joint ventures; our success is dependent in part on our joint venture partners and their compliance with our agreements with them; our business is extensively regulated by the United States and foreign governments as well as local governments; the requirements that we obtain, maintain and renew environmental, construction and mining permits are often a costly and time-consuming process; our non-U.S. operations are subject to additional political, economic and other uncertainties not generally associated with domestic operations; and our operations may be impacted by the COVID-19 pandemic, including impacts to the availability of our workforce, government orders that may require temporary suspension of operations, and the global economy. You should carefully consider these risks, as well as the additional risks described in our annual report on Form 10-K and other documents we file with the SEC, which are available on EDGAR at www.sec.gov. We also operate in a very competitive and rapidly changing industry. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. We disclaim any obligation to update such forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: May 8, 2025	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer